EXHIBIT 11


                 MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
                 STATEMENT RE: CALCULATION OF NET LOSS PER SHARE



                                                                     YEAR ENDED DECEMBER 31,
                                                               -----------------------------------
                                                                     1995              1996
                                                               ----------------- -----------------
LOSS PER SHARE DATA:
Net loss as reported in the financial statements  ............  $  (5,414,878)    $  (4,393,965)
                                                                -------------     -------------
Weighted average number of common shares outstand-
 ing                                                                3,528,536         4,844,706
Common and common equivalent shares issued in the
 twelve month period preceding the filing date of the
 initial public offering as required by SAB No. 83:
   Common stock  .............................................        510,698            69,869
   Incentive stock options   .................................        266,356           266,356
   Non-qualified stock options  ..............................         40,208            40,208
   Warrants   ................................................        778,613           778,613
                                                                -------------     -------------
Weighted average number of common and common
 equivalent shares outstanding as reported in the finan-
 cial statements                                                    5,124,411         5,999,752
                                                                =============     =============
Loss per share as reported in the financial statements  ......  $       (1.06)    $       (0.73)
                                                                =============     =============
SUPPLEMENTAL LOSS PER SHARE DATA:
 Net loss as reported in the financial statements ............  $  (5,414,878)    $  (4,393,965)
 Interest saved on debt to be retired:
s  $257,548 of 15%  ecured debt ..............................         38,632            38,632
c  $247,250 of 8%  onvertible debt ...........................         19,780            19,780
d  $35,000 of non-interest  ebt at 12/31/95 ..................              -                 -
d  $120,000 of non-interest  ebt at 12/31/96   ...............              -                 -
                                                                -------------     -------------
Adjusted net loss   ..........................................  $  (5,356,466)    $  (4,335,553)
                                                                =============     =============
Weighted average number of common and common
 equivalent shares outstanding as reported in the finan-
 cial statements                                                    5,124,411         5,999,752
Shares necessary to pay off debt:
 Total  proceeds to retire debt of $539,798 at December
  31, 1995 and $624,798 at December 31, 1996 divided
   by the offering price of $4.50 per share ..................        119,955           138,844
                                                                -------------     -------------
Adjusted weighted average number of shares outstanding.             5,244,366         6,138,596
                                                                =============     =============
Supplemental loss per share  .................................  $       (1.02)    $       (0.71)
                                                                =============     =============
SUPPLEMENTAL LOSS PER SHARE DATA IN-
 CLUDING DEBT CONVERTED TO EQUITY IN
 THE OFFERING:
Adjusted net loss   ..........................................                    $  (4,335,553)
Interest saved on debt to be converted to equity:
p$2,430,300  rincipal amount of convertible debt  ............                          194,957
p$2,915,000  rincipal amount of bridge debt ..................                          141,055
                                                                                  -------------
Further adjusted net loss    .................................                    $  (3,999,541)
                                                                                  =============
Adjusted weighted average number of shares outstanding.                               6,138,596
Shares added from conversion of debt:
 Weighted average shares - convertible debt ..................                          608,283
 Weighted average shares - bridge debt   .....................                          150,119
                                                                                  -------------
 Further adjusted weighted average number of shares
   outstanding   .............................................                        6,896,998
                                                                                  =============
 Further adjusted supplemental loss per share  ...............                    $       (0.58)
                                                                                  =============



                                                                       FOR THE SIX MONTHS
                                                                         ENDED JUNE 30,
                                                               -----------------------------------
                                                                     1996              1997
                                                               ----------------- -----------------
                                                                  (UNAUDITED)       (UNAUDITED)
LOSS PER SHARE DATA:
Net loss as reported in the financial statements  ............  $  (2,058,157)    $  (2,978,409)
                                                                -------------     -------------
Weighted average number of common shares outstand-
 ing                                                                4,632,794         7,268,660
Common and common equivalent shares issued in the
 twelve month period preceding the filing date of the
 initial public offering as required by SAB No. 83:
   Common stock  .............................................        140,506                 -
   Incentive stock options   .................................        266,356                 -
   Non-qualified stock options  ..............................         40,208                 -
   Warrants   ................................................        778,613                 -
                                                                -------------     -------------
Weighted average number of common and common
 equivalent shares outstanding as reported in the finan-
 cial statements                                                    5,858,477         7,268,660
                                                                =============     =============
Loss per share as reported in the financial statements  ......  $       (0.35)    $       (0.41)
                                                                =============     =============
SUPPLEMENTAL LOSS PER SHARE DATA:
 Net loss as reported in the financial statements ............
 Interest saved on debt to be retired:
s  $257,548 of 15%  ecured debt ..............................
c  $247,250 of 8%  onvertible debt ...........................
d  $35,000 of non-interest  ebt at 12/31/95 ..................
d  $120,000 of non-interest  ebt at 12/31/96   ...............
Adjusted net loss   ..........................................
Weighted average number of common and common
 equivalent shares outstanding as reported in the finan-
 cial statements
Shares necessary to pay off debt:
 Total proceeds to retire debt of $539,798 at December
   31, 1995 and $624,798 at December 31, 1996 divided
   by the offering price of $4.50 per share ..................
Adjusted weighted average number of shares outstanding.
Supplemental loss per share  .................................
SUPPLEMENTAL LOSS PER SHARE DATA IN-
 CLUDING DEBT CONVERTED TO EQUITY IN
 THE OFFERING:
Adjusted net loss   ..........................................
Interest saved on debt to be converted to equity:
p$2,430,300  rincipal amount of convertible debt  ............
p$2,915,000  rincipal amount of bridge debt ..................
Further adjusted net loss    .................................
Adjusted weighted average number of shares outstanding.
Shares added from conversion of debt:
 Weighted average shares - convertible debt ..................
 Weighted average shares - bridge debt   .....................
 Further adjusted weighted average number of shares
   outstanding   .............................................
 Further adjusted supplemental loss per share  ...............
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